Exhibit 99.1

FOR IMMEDIATE RELEASE

VIVINT SOLAR ENTERS INTO NEW CREDIT FACILITY

LEHI, Utah, December 18, 2019 — Vivint Solar (NYSE: VSLR) today announced it closed a $200 million revolving asset-based loan facility (“Asset Financing Facility”).  The facility will help fund the company’s continued growth in 2020 and beyond by allowing Vivint Solar to finance the purchase of safe harbor equipment and receive attractive advance rates on projects throughout the development life cycle.  Vivint Solar intends that the equipment purchased in 2019 and funded in part through this Asset Financing Facility will allow solar energy systems to qualify for a 30% Federal investment tax credit (ITC) by satisfying the 5% safe harbor method outlined in IRS notice 2018-59.  In addition, proceeds from the Asset Financing Facility will be used by the company to refinance its existing working capital credit facility that was set to mature in 2020.

“This transaction represents an evolution of how we finance our working capital needs and replaces our current working capital facility which matures next March.  The innovative structure best addresses the working capital needs of our rapidly-growing business while also providing critical funding for the purchase of safe harbor equipment at attractive borrowing rates” said Vivint Solar's Chief Commercial Officer and Head of Capital Markets, Thomas Plagemann. "We believe this facility, in addition to the other safe harbor strategies announced previously, will enable the company to preserve the 30% ITC well into 2021."

The lenders include affiliates of Bank of America Securities (NYSE:BAC) and Credit Suisse (NYSE:CS).

Vivint Solar operates in 22 states and has raised more than $4.9 billion in cash equity, tax equity, and debt since its inception in 2011.

Note on Forward-looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding Vivint Solar’s expectations in connection with its Asset Financing Facility and the tax qualification of its solar energy systems. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in these statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the Securities and Exchange Commission, or SEC for more complete information about the company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the company’s website at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With the help of Vivint Solar, homeowners can power their homes with clean, renewable energy, typically achieving significant financial savings over time. Vivint Solar designs and installs solar energy systems for homeowners and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, homeowners may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG Chem home batteries and electric vehicle chargers with ChargePoint Home. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Media Contact:

Heather Hurst

385-202-6577

pr@vivintsolar.com

www.vivintsolar.com